Exhibit 99(a)(1)(C)

NOTICE OF WITHDRAWAL OF TENDER REGARDING SHARES HELD IN FS INVESTMENT CORPORATION II TENDERED PURSUANT TO THE OFFER TO PURCHASE DATED AUGUST 21, 2012

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT, AND THIS

NOTICE OF WITHDRAWAL MUST BE RECEIVED BY FS INVESTMENT

CORPORATION II, EITHER BY MAIL, COURIER OR PERSONAL

DELIVERY BEFORE 5:00 P.M., CENTRAL TIME, ON SEPTEMBER 25,

2012, UNLESS THE OFFER IS EXTENDED.

Complete this Notice of Withdrawal and return to the following address:

For delivery by regular mail:	For delivery by registered, certified or express mail, by overnight courier or by personal delivery:

FSIC II Investment Services c/o DST Systems, Inc. P.O. Box 219095 Kansas City, MO 64121-9095	FSIC II Investment Services c/o DST Systems, Inc. 430 W. 7th Street Kansas City, MO 64105

You are responsible for confirming that this Notice of Withdrawal is received by

FS Investment Corporation II at the address above.

Ladies and Gentlemen:

The undersigned hereby withdraws the tender of its shares of common stock, par value $0.001 per share (the “Shares”), of FS Investment Corporation II (the “Company”) that previously was submitted by the undersigned in a Letter of Transmittal dated,                                     , 2012.

A. STOCKHOLDER(S) INFORMATION

Beneficial Holder(s) Information

Name	Name

Address	Address
(street)	(street)

(city/state) (zip)	(city/state) (zip)

Social Security or Tax ID No.	Social Security or Tax ID No.

Telephone No.	Telephone No.

Shares are held through an individual retirement account or other qualified pension account:  ☐  Yes  ☐  No

Registered Holder Information (if different than above; print name exactly as it appears on the subscription agreement or as indicated in the stock ledger maintained by the Company’s transfer agent)

Name of Registered Holder
(e.g., custodian if shares are registered in the name of a custodian)

Address
(street) (city/state) (zip)

Tax ID No. Telephone No.

B. WITHDRAWAL REQUEST (select one option)

☐	All Shares owned as of the Expiration Date

☐	Other number of Shares:

[Signature page follows]

C. AUTHORIZED SIGNATURES

The undersigned recognizes that upon the receipt on a timely basis of this Notice of Withdrawal of Tender, properly executed, the Shares previously tendered will not be purchased by the Company.

If Shares are registered in the name of a custodian, the custodian of the Shares must execute this Notice of Withdrawal, and the beneficial owner of the Shares hereby authorizes and directs the custodian of the Shares to execute this Notice of Withdrawal.

Beneficial Holder Signature:

Signature – Beneficial Holder	Signature – Beneficial Holder

Print Name of Beneficial Holder	Print Name of Beneficial Holder

Title of Signatory if Acting in a Representative Capacity	Title of Signatory if Acting in a Representative Capacity

Date	Date

Registered Holder Signature (if different than above; print name exactly as it appears on the subscription agreement or as indicated on the stock ledger maintained by the Company’s transfer agent):

Signature – Registered Holder

Print Name of Registered Holder

Title of Signatory

Date

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